As filed with the Securities and Exchange Commission on June 27, 1997
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ---------------------------


                           WHITNEY HOLDING CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


         Louisiana                                        72-6017893
      (State or Other                                  (I.R.S. Employer
 Jurisdiction of Incorporation                       Identification Number)
       or Organization)

                             228 St. Charles Avenue
                          New Orleans, Louisiana 70130
                    (Address of Principal Executive Offices)

                      ------------------------------------


                           WHITNEY HOLDING CORPORATION
                          1997 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                      ------------------------------------


                                                         Copy to:
      EDWARD B. GRIMBALL                          JOSEPH S. SCHWERTZ, JR., ESQ.
  Whitney Holding Corporation                      Whitney Holding Corporation
    228 St. Charles Avenue                           228 St. Charles Avenue
 New Orleans, Louisiana  70130                    New Orleans, Louisiana  70130
        (504) 586-7570                                 (504) 586-3596
 (Name, Address and Telephone
  Number of Agent for Service)

                      ------------------------------------


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                      Proposed            Proposed
                                                                       Maximum             Maximum
             Title Of Securities                   Amount             Offering            Aggregate
              To Be Registered                      To Be             Price Per           Offering                Amount Of
                                                 Registered           Share(1)            Price(1)             Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock.................................  500,000 shares         $42.3125           $21,156,250               $6,410.98
====================================================================================================================================

(1) Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), as permitted by Rule 457(h)(1) of the Securities Act, based upon the average of high and low sales prices for the Company's shares of common stock as of June 25, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents, which have been filed by Whitney Holding Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by this reference:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Commission pursuant to Section 13(a) of the Exchange Act;

         (2) The Company's Report on Form 8-K dated January 16, 1997 (Item 5 - Other Events) announcing the Company's 1996 earnings together with selected financial data for the three and 12-month periods ended December 31, 1996; and

         (3) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 filed with the Commission pursuant to Section 13(a) of the Exchange Act.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing by the Company of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed by this reference to be incorporated in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

         The authorized capital stock of the Company consists of 40,000,000 shares of common stock, no par value (the "Common Stock"), of which 20,724,915 were outstanding on May 15, 1997. The following description of the Company's Common Stock is qualified in its entirety by reference to the Company's Articles of Incorporation and Bylaws and to the applicable provisions of the Louisiana Business Corporation Law (the "LBCL").


39706_1
                                      II-1

Common Stock

         Voting Rights - Non-cumulative Voting. Holders of the Company's Common Stock are entitled to one vote per share on all matters to be voted on by the shareholders. Holders of the Company's Common Stock do not have cumulative voting rights. As a result, the holders of more than 50% of the Company's Common Stock may elect all of the directors.

         Dividend Rights. Holders of outstanding shares of the Company's Common Stock are entitled to receive such dividends, if any, as may be declared by the Board of Directors, in its discretion, out of funds legally available therefor.

         Liquidation Rights. In the event of the liquidation of the Company, the holders of the Company's Common Stock are entitled to receive pro rata any assets distributable to shareholders in respect of their shares.

         Preemptive Rights. Holders of the Company's Common Stock have no preemptive rights to subscribe for additional shares of capital stock.

Directors

         The Board of Directors of the Company is divided into five classes, as nearly equal in number as possible, with members of each class to serve for five years, and with one class being elected each year. Directors of the Company must also be shareholders of the Company. Any director of the Company may be removed from office with or without cause only by the affirmative vote of at least 90% of the voting power of the Company present at a special meeting of the shareholders called for that purpose. The quorum requirement for such a meeting is 90% of the total voting power of the Company present in person or by proxy at a special meeting called for that purpose.

         The LBCL permits corporations to (i) include provisions in their articles of incorporation that limit the personal liability of directors and officers for monetary damages resulting from breaches of the duty of care, subject to certain exceptions, and (ii) indemnify directors and officers, among others, in certain circumstances for their expenses and liabilities incurred in connection with defending pending or threatened suits. The Company's Articles of Incorporation include a provision that eliminates the personal liability of directors and officers to the Company and its shareholders for monetary damages resulting from breaches of the duty of care to the full extent currently permitted by the LBCL and further provides that any amendment or repeal of that provision will not affect the elimination or limitation of liability of an officer or director with respect to conduct occurring prior to the time of such amendment or appeal.


39706_1
                                      II-2

         The Articles of Incorporation also provide for indemnification and advancement of expenses of any officer, director, employee or agent of the Company for any action taken in good faith by that officer, director, employee or agent. Indemnification in the case of actions by or in the right of the Company shall be limited to expenses actually and reasonably incurred in defense or settlement of the action. The Board of Directors, in its discretion, may choose to provide further indemnification to officers, directors, employees and agents of the Company.

         The Articles of Incorporation and By-laws authorize the Company to maintain insurance covering the actions of its officers, directors, employees and agents, and its Bylaws provide for indemnification to the fullest extent allowed under the LBCL.

         No amendment to the Company's Articles may amend any of the provisions thereof relating to the Board of Directors unless such amendment receives the affirmative vote of 90% of the voting power present at a shareholders meeting for which there is a quorum as described above; provided, however, that such 90% vote is not required for any amendment unanimously recommended to the shareholders by the Board of Directors at a time when there is no Related Person (as defined below).

Supermajority and Fair Price Provisions

         Supermajority Provisions. The Articles of Incorporation contain certain provisions designed to provide safeguards for shareholders when a Related Person (as defined below) attempts to effect a Business Combination (as defined below) with the Company. In general, a Business Combination between the Company and a Related Person must be approved by the affirmative vote of at least 90% of the voting power of the Company present at a shareholders meeting, at which meeting at least 90% of the total voting power of the Company must be present in person or by proxy to constitute a quorum, unless certain minimum price and procedural requirements are satisfied and the Board of Directors of the Company has the opportunity to state its recommendations to the shareholders in a proxy statement. If these requirements are satisfied, only the affirmative vote of two-thirds of the voting power present or represented at a shareholders meeting of the Company (the quorum for which would be the presence in person or by proxy of a majority of the total voting power of the Company) would be required.

         A "Related Person" is defined as any person who, together with certain persons related to him or it, is the beneficial owner of 10% or more of the outstanding shares of the Company's stock entitled to vote in elections of directors. The term "beneficial owner" includes persons directly or indirectly owning or having the right to acquire or vote the stock of the Company.


39706_1
                                      II-3

         A "Business Combination" includes the following transactions: (1) any merger or consolidation involving the Company or its principal subsidiary; (2) any sale or lease by the Company or its principal subsidiary of all or a substantial part of its assets; or (3) any sale or lease to the Company or any of its subsidiaries of any assets of any Related Person in exchange for securities of the Company or its principal subsidiary.

         Fair Price Provisions. There is no requirement that 90% of the voting power present of the Company approve a Business Combination between a Related Person and the Company if all of the requirements described below are satisfied:

         (1) Minimum Price Requirement. The cash, or fair market value of other consideration, to be received per share by shareholders of the Company in connection with the Business Combination must bear the same or a greater percentage relationship to the market price of the Company's Common Stock immediately prior to the announcement of such Business Combination as the highest per share price (including brokerage commissions and soliciting dealers' fees) that the Related Person has theretofore paid for any of the shares of the Company's Common Stock already owned by it bears to the market price of the Company's Common Stock immediately prior to the commencement of the acquisition of the Company's Common Stock by the Related Person. In addition, the cash, or fair market value of other consideration, to be received per share by shareholders of the Company in such Business Combination must not be less than
(i) the highest per share price (including brokerage commissions and soliciting dealers' fees) paid by the Related Person in acquiring any of its holdings of the Company's Common Stock and (ii) the earnings per share of the Company's Common Stock for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes on such Business Combination, multiplied by the then price/earnings multiple (if any) of the Related Person as customarily computed and reported in the financial community.

         (2) Procedural Requirements. The following procedural requirements must be satisfied at all times after the Related Person becomes a Related Person: (i) the Related Person shall have taken steps to ensure that the Company's Board of Directors included at all times representation by Continuing Directors (as defined below) proportionate to the stockholdings of the Company's shareholders not affiliated with the Related Person; (ii) there shall have been no reduction in the rate of dividends paid on the shares of the Company's Common Stock unless otherwise approved by unanimous vote of the directors (iii) the Related Person shall not have acquired any newly issued shares of the Company's stock, directly or indirectly, except upon conversion of convertible securities acquired by it prior to becoming a Related Person or as a result of a prorata stock dividend or stock split; and (iv) the Related Person shall not have acquired any additional shares of the Company's Common Stock or securities convertible into the Company's Common Stock except as part of the transaction by which such Related Person became a Related Person.


39706_1
                                      II-4

         A "Continuing Director" includes a person who was a member of the Board of Directors of the Company elected by the shareholders prior to the time that a Related Person acquired in excess of 10% of the stock of the Company, or a person recommended to succeed a Continuing Director by a majority of Continuing Directors.

         (3) Actions Prior to Becoming a Related Person. The Related Person shall not have (i) received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Company; or (ii) made any major change in the Company's business or equity capital structure without the unanimous approval of the Board of Directors, in either case prior to the consummation of the Business Combination.

         (4) Proxy Statement. A proxy statement responsive to the requirements of the Exchange Act shall be mailed to all shareholders of the Company for the purpose of soliciting shareholder approval of the Business Combination and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to state, and if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of such Business Combination from the point of view of shareholders other than the Related Person.

         (5) Vote Necessary to Amend Articles of Incorporation. The Articles of Incorporation provide that the affirmative vote of the holders of 90% or more of the voting power present at a shareholders meeting for which there is a quorum as described above is required in order to amend the fair price provisions, provided that only a vote of the holders of a majority of the total voting power of the Company is required if the action to amend is unanimously recommended to shareholders by the Board of Directors if all such directors are persons who would be eligible to serve as Continuing Directors.

         Purposes and Effect of Supermajority and Fair Price Provisions. The fair price provisions are designed to prevent a purchaser from utilizing two-tier pricing and similar inequitable tactics in the event of an attempted takeover of the Company. In the absence of the supermajority and fair price provisions, a purchaser who acquired control of the Company would be in a position, by virtue of such control, to compel minority shareholders to accept a lower price or a less desirable form of consideration than that given to other shareholders.

         The effect of the provisions is to encourage any Related Person or potential Related Person interested in a Business Combination to negotiate the terms of such transaction with the Board of Directors of the Company prior to its acquisition of a substantial amount of the capital stock of the Company and in a context that would provide adequate time and information so that all relevant considerations would receive the requisite attention and, if

39706_1
                                      II-5
necessary, publicity. The Board of Directors of the Company believes that the Continuing Directors of the Company are likely to be more knowledgeable than individual shareholders in assessing the business and prospects of the Company and are accordingly better able to negotiate effectively with the Related Person. Also, the provisions should help to protect those shareholders who by choice or for lack of adequate opportunity did not sell shares in the first step of a two-tiered offer, by ensuring that a fair price will be paid to the shareholders in the second step of the two-tiered transaction if, but only if, the Related Person elects to initiate a second step.

         It should be noted, however, that tender offers are usually made at premium prices above the prevailing market price of a company's stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock temporarily to reach levels that are higher than would otherwise be the case. Because of the higher percentage requirements for shareholder approval of any subsequent Business Combination, and the possibility of having to pay a higher price to other shareholders in such a Business Combination, it may become more costly for a purchaser to acquire control of the Company. The Articles of Incorporation may discourage such purchases, particularly those for less than all of the shares of the Company, and may therefore deprive holders of the Company's Common Stock of an opportunity to sell their stock at a temporarily higher market price. A potential purchaser of stock seeking to obtain control may also be discouraged from purchasing stock because a supermajority shareholder vote would be required in order to change or eliminate the fair price protection provisions in the Articles of Incorporation.

         Although the supermajority and fair price provisions are designed to assure fair treatment of all shareholders in the event of a takeover, the provisions may also adversely affect the ability of shareholders to benefit from certain transactions that are opposed by the Board of Directors of the Company.

         In certain instances, the fair price provisions, while providing objective pricing criteria, could be arbitrary and not indicative of value. In addition, a Related Person may be unable, as a practical matter, to comply with all of the procedural requirements of the Articles of Incorporation. In these circumstances, a potential purchaser would be forced either to negotiate with the Continuing Directors and offer terms acceptable to them or to abandon the proposed Business Combination.

         Under the fair price provisions, in certain circumstances, a Business Combination that might be attractive to some shareholders might never be proposed to the shareholders by a Related Person, or if proposed, might not be consummated. Further, the provisions may, under certain circumstances, give holders of a minority of the voting power a veto power over a Business Combination that the majority of shareholders may believe desirable and beneficial. To the Company's knowledge, on December 31, 1996, directors and executive

39706_1
                                      II-6
officers of the Company's beneficially owned approximately 2,001,339 shares (approximately 9.6%) of the Company's outstanding Common Stock. Therefore, it may be difficult or impossible for a Related Person to secure the necessary supermajority vote without management's approval.

         Since only the Continuing Directors will have the authority to avoid the requirement of a supermajority shareholder vote to approve Business Combinations if otherwise applicable, the provisions also may tend to insulate management against the possibility of removal in the event of a takeover bid. Further, if the Related Person were to replace all of the directors who were in office on the date it became a Related Person (which it could not be assured of accomplishing for at least four years because of the Board's classification), there would be no Continuing Directors and, consequently, the 90% shareholder vote requirement would apply to any Business Combination, unless the minimum price and procedural requirements were satisfied.

         Federal securities laws and regulations applicable to Business Combinations govern the disclosure required to be made to minority shareholders in order to consummate certain Business Combinations. However, the laws and regulations do not assure that the terms of a Business Combination will be fair from a financial standpoint. The LBCL provides that, under certain circumstances, the affirmative vote of the holders of at least 80% of the voting power of a Louisiana corporation is necessary in order to approve certain types of business combinations with a related party unless the shareholders receive a price for their shares as set forth in the LBCL and certain other conditions are met. While the fair price protection provisions of the LBCL would apply to any Business Combination involving the Company and a Related Party, the Board of Directors of the Company believes that the fair price provisions in the Articles of Incorporation provide additional assurance that the shareholders of the Company will receive an equitable price for their shares if a Business Combination is consummated.

Considerations in Change of Control

         The  LBCL  authorizes  the  Board of  Directors  of the  Company,  when considering any proposal to acquire control of the Company, to take into account, among other enumerated factors and any other factors the Board deems relevant, the interests of the Company's employees, creditors and the communities in which the Company conducts its business, as well as purely financial interests of the Company's shareholders.

Amendment of Articles of Incorporation

         Except for the 90% vote required to amend any provision of the Articles of Incorporation relating to the Board of Directors of the Company or the supermajority and fair price provisions contained therein, the affirmative vote of at least a majority of the total

39706_1
                                      II-7
voting power of the Company (i.e., a majority of the outstanding shares of the Company's Common Stock), at a meeting the quorum for which is the presence in person or by proxy of a majority of the total voting power, is required to amend the Articles of Incorporation. See " -- Directors" and " -- Supermajority and Fair Price Provisions," above.

Amendment of By-laws

         The Company's By-Laws may be amended or repealed by the affirmative vote of a majority of the Board of Directors of the Company or by the affirmative vote of at least a majority of the votes cast at a meeting of the shareholders of the Company.

Shareholders Meetings

         Shareholders holding not less than 20% of the outstanding Company's Common Stock may require the Company to call a meeting of its shareholders.

Louisiana Control Share Acquisition Statute

         The LBCL Control Share Acquisition Statute provides that any shares acquired by a person or group (an "Acquiror") in an acquisition that causes such person or group to have the power to direct the exercise of voting power in the election of directors in excess of 20%, 33-1/3% or 50% thresholds shall have only such voting power as shall be accorded by the holders of all shares other than Interested Shares (as defined below) at a meeting called for the purpose of considering the voting power to be accorded to shares held by the Acquiror. "Interested Shares" include all shares as to which the Acquiror, any officer of the Company and any director of the Company who is also an employee of the Company may exercise or direct the exercise of voting power. If a meeting of shareholders is held to consider the voting rights to be accorded to an Acquiror and the shareholders do not vote to accord voting rights to such shares, the Company may have the right to redeem the shares held by the Acquiror for their fair market value.

Item 5.           Interest of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

         Section 83 of the LBCL provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation),

39706_1
                                      II-8
if such action arises out of his acts on behalf of the corporation and he acted in good faith not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The indemnification provisions of the LBCL are not exclusive; however, no corporation may indemnify any person for willful or intentional misconduct. A corporation has the power to obtain and maintain insurance, or to create a form of self-insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability.

         The Company's Articles of Incorporation and Bylaws provide for indemnification for directors, officers, employees and agents or former directors, officers, employees and agents of the Company to the full extent permitted by Louisiana law.

         The Company maintains an insurance policy covering the liability of its directors and officers for actions taken in their official capacity.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

         4.1 Articles of Incorporation of the Company dated July 20, 1961, as amended on May 23, 1962, as amended on February 9, 1971, as amended on April 26, 1978, as amended on February 14, 1984, and as amended on February 11, 1987. (Incorporated by reference to the Company's March 31, 1993 Form 10-Q.)

         4.2 Bylaws of the Company as amended through September 25, 1991. (Incorporated by reference to the Company's 1996 Form 10-K.)

         5.1 Opinion of Phelps Dunbar, L.L.P. as to the legality of the securities being registered.

         23.1     Consent of Arthur Andersen & Co.

         23.2     Consent of Phelps Dunbar, L.L.P. (included in Exhibit 5).

39706_1
                                      II-9

         24.1 Power of Attorney (included on the Signature Page attached hereto).

Item 9.           Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers of shares are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public

39706_1
                                      II-10
policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



39706_1
                                      II-11

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on this 28th day of May, 1997.


                                                     WHITNEY HOLDING CORPORATION



                                                  By:       /s/ William L. Marks
                                                           ---------------------
                                                           William L. Marks
                                                           Chairman of the Board


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Edward B. Grimball, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                            Title                        Date
     ---------                            -----                        ----


/s/ William L. Marks
-------------------------------  Chairman of the Board and          May 28, 1997
William L. Marks                 Chief Executive Officer


39706_1
                                      II-12

/s/ R. King Milling              Director and President             May 28, 1997
-------------------------------
R. King Milling


/s/ Edward B. Grimball           Executive Vice President and       May 28, 1997
-------------------------------  Chief Financial Officer
Edward B. Grimball               (Principal Financial Officer
                                 and Principal Accounting Officer)

/s/ James M. Cain
-------------------------------  Director                           May 28, 1997
James M. Cain

/s/ Guy C. Billips, Jr.
-------------------------------  Director                           May 28, 1997
Guy C. Billups, Jr.

/s/ Harry J. Blumenthal, Jr.
-------------------------------  Director                           May 28, 1997
Harry J. Blumenthal, Jr.

Joel B. Bullard, Jr.
-------------------------------  Director                           May 28, 1997
Joel B. Bullard, Jr.


-------------------------------  Director                           May 28, 1997
Angus R. Cooper, II

/s/ Robert H. Crosby, Jr.
-------------------------------  Director                           May 28, 1997
Robert H. Crosby, Jr.

/s/ Richard B. Crowell
-------------------------------  Director                           May 28, 1997
Richard B. Crowell

/s/ Camille A. Cutrone
-------------------------------  Director                           May 28, 1997
Camille A. Cutrone



39706_1
                                      II-13

/s/ William A. Hines
-------------------------------  Director                           May 28, 1997
William A. Hines

/s/ Robert E. Howson
-------------------------------  Director                           May 28, 1997
Robert E. Howson

/s/ John J. Kelly
-------------------------------  Director                           May 28, 1997
John J. Kelly

/s/ E. James Kock, Jr.
-------------------------------  Director                           May 28, 1997
E. James Kock, Jr.

/s/ Alfred S. Lippman
-------------------------------  Director                           May 28, 1997
Alfred S. Lippman

/s/ John G. Phillips
-------------------------------  Director                           May 28, 1997
John G. Phillips

/s/ John K. Roberts, Jr.
-------------------------------  Director                           May 28, 1997
John K. Roberts, Jr.

/s/ W. Pl Snyder, III
-------------------------------  Director                           May 28, 1997
W. P. Snyder, III

/s/ Carroll W. Suggs
-------------------------------  Director                           May 28, 1997
Carroll W. Suggs

/s/ Warren K. Watters
-------------------------------  Director                           May 28, 1997
Warren K. Watters



39706_1
                                      II-14

                     [LETTERHEAD OF PHELPS DUNBAR, L.L.P.]

                                                                     EXHIBIT 5.1



                                  June 26, 1997



                                                                          8916-8

Whitney Holding Corporation
228 St. Charles Avenue
New Orleans, Louisiana  70130

                  Re:      Whitney Holding Corporation
                           Registration Statement on Form S-8
                           ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Whitney Holding Corporation, a Louisiana corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the registration by the Company of an aggregate of 500,000 shares of its common stock, no par value (the "Shares"), to be offered and sold pursuant to the terms of the Whitney Holding Corporation 1997 Long-Term Incentive Plan (the "Plan").

         As counsel to the Company, we have examined original, photostatic or certified copies of the following documents: (i) the Registration Statement,
(ii) the Articles of Incorporation of the Company, as amended, (iii) the Bylaws of the Company, as amended, (iv) the Plan, (v) excerpts of minutes of meetings of the Company's Board of Directors, and (vi) such other instruments, agreements, and certificates as we have deemed necessary or appropriate.

         In performing our examination, we have assumed without inquiry the genuineness of all signatures appearing on all documents, the legal capacity of all persons signing such documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies, the accuracy and completeness of all corporate records made available to us by the Company, and the truth and accuracy of all facts set forth in all certificates provided to or examined by us. We have also assumed that all Shares issued pursuant to the Plan will be issued for consideration deemed to be adequate

Whitney Holding Corporation
June 26, 1997
Page 2


by the Company's Board of Directors. We have relied as to certain factual matters on representations made to us by officers of the Company.

         Based upon the foregoing and the further qualifications stated below, we are of the opinion that the Shares have been duly authorized and, when issued and sold pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the laws of the State of Louisiana and the federal laws of the United States of America. We express no opinion as to matters governed by the laws of any other jurisdiction. Furthermore, no opinion is expressed herein as to the effect of any future acts of the Company or changes in existing law. The opinions expressed herein are rendered as of the date hereof, and we do not undertake to advise you of any changes after the date hereof in the law or the facts presently in effect that would alter the scope or substance of the opinion herein expressed.

         This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty, or a warranty that a court considering such matters would not rule in a manner contrary to the opinion set forth above.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the General Rules and Regulations of the Commission thereunder.

                                                     Very truly yours,



                                                     /s/ PHELPS DUNBAR, L.L.P.
                                                     PHELPS DUNBAR, L.L.P.



40092_1

                                                                    EXHIBIT 23.1






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 16, 1997 (except with respect to the matter discussed in the first paragraph of Note 16 as to which the date is February 28, 1997) included in Whitney Holding Corporation's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.


                                                         /s/ ARTHUR ANDERSEN LLP

                                                        ARTHUR ANDERSEN LLP

New Orleans, Louisiana
June 26, 1997